EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT (this "Agreement") dated as of January 2, 2000, is made by and between COGENTRIX DELAWARE HOLDINGS, INC., a Delaware corporation, having its principal place of business at 1105 North Market Street, Suite 1108, Wilmington, DE 19801 ("CDH"), and ECOSCIENCE CORPORATION, a Delaware corporation, having its principal place of business at 10 Alvin Court, East Brunswick, New Jersey 08816 (the "EcoScience").

                                   WITNESSETH

     WHEREAS, EcoScience issued in favor of CDH (i) the promissory note, dated December 30, 1998 in the principal amount of $20,600,000 and (ii) the promissory note, dated March 15, 1999 in the principal amount of $1,000,000 (collectively, the "EcoScience Notes"); and

     WHEREAS, Agro Power Development Inc., a wholly owned subsidiary of EcoScience ("APD"), issued in favor of CDH the promissory note, dated March 10, 1997, in the principal amount of $893,750 (the "Agro Power Note" and, together with the EcoScience Notes, the "Notes"); and

     WHEREAS, EcoScience desires to exchange the Notes for the promissory note, dated as of the date hereof, and attached as Exhibit A hereto (the "Exchange Note") and CDH is willing to exchange the Notes for the Exchange Note on the terms and subject to the conditions set forth herein and therein; and

     WHEREAS, contemporaneous with the effectiveness of this Agreement (i) each of Cogentrix of Buffalo, Inc., Cogentrix of Fort Davis, Inc., Cogentrix of Marfa, Inc. and Cogentrix of Pocono, Inc. (collectively, the "Merged Corporations") is being merged with and into Village Farms of Delaware, LLC and
(ii) Cogentrix Greenhouse Investments, Inc. ("CGI") is being merged with and into APD;and

     WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of December 7, 1998, between CDH and EcoScience.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

1. Exchange of Notes. The obligation of EcoScience and APD to pay the outstanding principal together with all interest accrued on the Notes is hereby excused by CDH and EcoScience shall hereinafter be obligated to pay the principal of, and interest on, the indebtedness evidenced by the Exchange Note in accordance with the terms and conditions contained herein and therein. Such exchange is hereby evidenced by the cancellation and return by CDH to EcoScience of the EcoScience Notes, the return by CDH to APD of the Agro Power Note and the execution and delivery by EcoScience of



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

     the Exchange Note and receipt thereof by CDH taking place contemporaneously with the execution of this Agreement.

2. Consideration for Exchange. In consideration for the exchange by CDH of the Notes for the Exchange Note, EcoScience shall, concurrently herewith, authorize and issue 333,333 shares of Series A Preferred Stock of EcoScience (the "Series A Preferred Stock") containing the provisions set forth on Exhibit B hereto and is delivering such shares to CDH.

3. Delivery of Certain Documents. Contemporaneous with the execution of this Agreement, EcoScience is delivering to CDH (i) a certified copy of all corporate resolutions authorizing the transactions contemplated hereunder and an incumbency certificate; and (ii) an opinion of counsel to EcoScience.

4.   Pledge Arrangement.

     (a) CDH hereby agrees that the shares of the Merged Corporations and CGI are hereby released from the Stock Pledge and CDHI is delivering the certificates representing such shares to EcoScience;

     (b) Contemporaneously with the execution of this Agreement, EcoScience and CDH are entering into a Pledge Agreement (the "New Pledge Agreement") pursuant to which all of the outstanding shares of APD (the "APD Shares") are being pledged to CDH;

     (c) Subject to the terms of a Stock Custody Bailment Agreement among CoBank, ACB, CDH and EcoScience (the "Stock Custody Bailment Agreement") being executed contemporaneously with this Agreement, CDH is subordinating the lien on the APD Shares created by the New Pledge Agreement to the lien of CoBank, ACB and delivering to CoBank, ACB the certificates representing the APD Shares.

5. Representations and Warranties of EcoScience. EcoScience hereby represents and warrants to CDH as follows:

     (a) Organization and Authority of EcoScience. EcoScience is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement, the New Pledge Agreement and the Stock Custody Bailment Agreement and to issue the Exchange Note and the Series A Preferred Stock, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the New Pledge Agreement and the Stock Custody and Bailment Agreement and the issuance of the Exchange Note and the Series A Preferred Stock by EcoScience, the performance by EcoScience of its obligations hereunder and thereunder and the consummation by EcoScience of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of EcoScience. This Agreement, the New Pledge Agreement and the Stock Custody Bailment Agreement, the Exchange Note and the Series A Preferred Stock have been duly executed and delivered by EcoScience, and (assuming due authorization, execution and delivery by CDH) each of this Agreement, the New Pledge Agreement, the Stock Custody Bailment Agreement and the Exchange Note constitutes a valid and binding obligation of EcoScience enforceable against EcoScience in accordance with its terms.

     (b) No Conflict. Except as may result from any facts or circumstances relating solely to CDH, the execution, delivery and performance of this Agreement, the New Pledge Agreement and the Stock Custody Bailment Agreement and the issuance of the Exchange Note and the Series A Preferred Stock by EcoScience do not and will not (i) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of EcoScience, (ii) conflict with or violate any law or governmental order applicable to EcoScience or (iii) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any encumbrance on any of the assets or properties of EcoScience pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which EcoScience is a party or by which any of such assets or properties are bound or affected.

     (c) Governmental Consents and Approvals. The execution, delivery and performance of this Agreement, the New Pledge Agreement and the Stock Custody Bailment Agreementand the issuance of the Exchange Note and the Series A Preferred Stock by EcoScience do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any governmental authority.

6.   Miscellaneous.

     (a) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

     (b) Entire Agreement; No Third-Party Beneficiaries.. This Agreement and the Pledge Amendment (including the documents and instruments referred to herein and therein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between CDH and EcoScience with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     (c) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF


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

          NORTH CAROLINA.

7.   Mandatory Payments and Prepayments.

     (a) On December 1st of each year commencing on December 1, 2003, until and including December 1, 2007, EcoScience shall pay the principal amount then outstanding under the Exchange Note in the amount of $3,180,000.00.

     (b) EcoScience shall prepay the principal amount outstanding from time to time under the Exchange Note at the following times and in the following amounts:

          (i) Annual Mandatory Prepayment. On each December 31st, commencing on December 31, 2000, EcoScience shall prepay the then outstanding principal of the Exchange Note in an amount equal to the excess of (X) 0.70 times (EBITDA minus $15,000,000) over (Y) the actual amount of principal and interest payments made by EcoScience to CDH in respect of the Exchange Note in the fiscal year then ending, if any). "EBITDA" shall mean, for any period, the sum of
               (a) net income after taxes of the Corporation, determined in accordance with generally accepted accounting principals in the United States plus (b) an amount which, in the determination of net income for such period, has been deducted for (i) interest expense, (ii) total federal, state, local and foreign income, value added and similar taxes and (iii) depreciation and amortization expense, all as determined in accordance with GAAP.

          (ii) Prepayment Events: The following shall constitute "Prepayment Events", if they occur, after such time as the indebtedness owing pursuant to the CoBank Credit Agreement is paid in full: (a) EcoScience or any of its Subsidiaries shall incur any indebtedness for borrowed money, other than the indebtedness evidenced by the CoBank Credit Agreement (as hereinafter defined) and refinancings or replacements thereof (to the extent of the aggregate principal amount actually refinanced or replaced), and intercompany indebtedness between EcoScience and any of its Subsidiaries or between any of such Subsidiaries (a "Debt Event")
               (b) EcoScience or any of its Subsidiaries shall issue any capital stock for cash (a "Stock Event") other than the issuance of Capital Stock by a newly formed 51% owned subsidiary to Grodania A/S or its designee (the "Grodan Transaction"), or (c) EcoScience or any of its Subsidiaries shall sell any asset, other than in the ordinary course of business other than the transfer of assets to a newly formed 51% owned Subsidiary in connection with the Grodan Transaction (an "Asset Sale"). "Net Proceeds" shall mean
               (x) in the case of a Debt Event, all cash loan proceeds, less reasonable transactions expenses, (y) in the case of a Stock Event, all cash proceeds, less reasonable transaction expenses and (z) in the case of an Asset Sale, all net cash proceeds, after payment of reasonable transactions expenses and indebtedness required to be repaid by any lien attached to the related asset.

     Except as specifically set forth in Section 8(b) below, on the day that a Prepayment Event occurs, EcoScience shall pay over to CDH as a prepayment on the Exchange Note, the lesser of (i) 50% of the Net Proceeds related to such Prepayment Event or (ii) the principal and interest then outstanding on the Exchange Note. . If any such payment shall be sufficient to pay the Exchange Note in full, CDH shall on receipt of such payment, mark the Exchange Note as cancelled and return the same to EcoScience. If such payment is not sufficient to pay the Exchange Note in full, CDH shall record such partial prepayment amount on Schedule I to the Exchange Note. Each such payment made pursuant to this Section 7(b) shall be applied first to the payment of accrued interest, and the balance to the outstanding principal amount of the Exchange Note in inverse order of maturity thereof.

8.   Certain Additional Provisions.

     (a) Credit Agreement Provisions. For such time as any portion of the indebtedness evidenced by the Consolidated, Amended and Restated Loan Agreement, dated as of January 2, 2000, by and between CoBank, ACB and Village Farms, L.P. (the "CoBank Credit Agreement") shall remain outstanding and the Exchange Note shall not have been paid in full, the Corporation shall observe and perform all of its covenants set forth in Sections 8 and 9 of the Guaranty of EcoScience Corporation to CoBank, ACB delivered pursuant to the CoBank Credit Agreement, and all such covenants are incorporated by reference herein as if set forth fully herein.

     (b) Other Covenants. The Corporation covenants and agrees that, from the date on which the indebtedness evidenced by the CoBank Credit Agreement shall have been paid in full, it shall observe and perform, until the Exchange Note shall have been paid in full, the following covenants

            (i) Maintenance of Existence. EcoScience shall maintain its corporate existence in good standing under the laws of the State of Delaware. EcoScience will qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business, operations and properties and the failure to be so qualified would have a material adverse effect on EcoScience.

           (ii) Compliance with Law. EcoScience shall comply with: (a) all rules, regulations and orders applicable to EcoScience or its business; and (b) all agreements, indentures, mortgages, and other instruments to which it is a party or by whicih it or any of its property is bound, where the failure to so comply could have a material adverse effect on EcoScience.

          (iii) Payment of Taxes. EcoScience shall cause to be paid when due all taxes, assessments, and other governmental charges and levies upon it, its sales, its properties, and federal and state taxes withheld from its employees' earnings, unless (a) such taxes, assessments, or other governmental charges or levies shall be contested in good faith by appropriate actions or legal proceedings, (b) adequate reserves therefor shall be established by EcoScience in accordance with GAAP during the period of such contest, (c) the enforcement of any contested items, and any lien or encumbrance relating thereto, is effectively, stayed, and (d) the failure to pay or comply with the contested item could not reasonably be expected to result in a material adverse effect on EcoScience.

           (iv) Payment of Liabilities. EcoScience shall pay all liabilities as they become due unless they are contested in good faith by appropriate actions or legal proceedings, EcoScience establishes adequate reserves therefor in accordance with GAAP, the enforcement of such liability, and any lien or encumbrance relating thereto, is effectively stayed, and such contest will not result in a material adverse effect on EcoScience.

            (v) Prohibition on Sale of Assets. EcoScience shall not sell, convey, assign or otherwise transfer or dispose of, voluntarily, by operation of law or otherwise, any of its assets except in the ordinary course of business.

           (vi) Prohibition on Change in Business Structure. Without giving at least thirty (30) days' prior written notice to CDH, and furnishing CoBank with such documents as CoBank may reasonably request prior to taking any such action, EcoScience shall not change its name, identity or corporate structure, or the location of its place of business (or chief executive office if more than one place of business).

          (vii) Prohibition in Dissolution and Liquidation. EcoScience shall not dissolve or liquidate, or enter into any merger, consolidation, or other combination unless the surviving entity of such merger, consolidation or other combination shall have a net worth (after giving effect to the transaction) that is greater than or equal to that of EcoScience immediately prior to such transaction.

         (viii) Payment of CoBank. In the event that a Stock Event shall occur while the indebtedness owing pursuant to the CoBank Credit Agreement ("Outstanding Senior Debt") shall remain outstanding and the Exchange Note shall not have been paid in full, EcoScience (or the relevant Subsidiary) shall pay over to CoBank as a prepayment of the Outstanding Senior Debt the lesser of (i) 50% of the Net Proceeds related to such Stock Event and (ii) the principal and interest of the Outstanding Senior Debt then outstanding.

     IN WITNESS WHEREOF, CDH and EcoScience have each caused this Agreement to be duly executed as of the date first written above.

                                           ECOSCIENCE


                                           ECOSCIENCE CORPORATION


                                      By:
                                          -------------------------------------
                                      Name:  Kenneth S. Hollander
                                      Title: Senior Vice President and
                                             Chief Financial Officer

                                             CDH:


                                             COGENTRIX DELAWARE HOLDINGS INC.


                                      By:
                                          -------------------------------------
                                      Name:  Thomas F. Schwarz
                                      Title: Senior Vice President-Finance and
                                             Treasurer

EXHIBIT A
TO
EXCHANGE AGREEMENT

                                     FORM OF
                                 PROMISSORY NOTE

$15,900,000.00                                                  January 2, 2000

     FOR VALUE RECEIVED, the undersigned, ECOSCIENCE CORPORATION, a Delaware corporation, having its principal place of business at 10 Alvin Court, East Brunswick, New Jersey 08816 (collectively, the "Maker"), hereby promises to pay to the order of COGENTRIX DELAWARE HOLDINGS, INC., a Delaware corporation, having its principal place of business at 1105 North Market Street, Suite 1108, Wilmington, DE 19801 (together with its successors and assigns, the "Holder"), the principal sum of FIFTEEN MILLION, NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($15,900,000.00), together with interest at five percent (5.00%) per annum, in five (5) installments of $3,180,000.00, payable on each December 1st, commencing on December 1, 2003 until and including December 1, 2007.

     If (i) there should be a default in the payment of interest or principal due hereunder or (ii) the Maker or any other person liable hereon should make an assignment for the benefit of creditors or (iii) attachment or garnishment proceedings are commenced against the Maker or any other person liable hereon, or (iv) a receiver, trustee or liquidator is appointed over or execution levied upon any property of the Maker or (v) proceedings are instituted by or against the Maker or any other person liable hereon under any bankruptcy, insolvency, reorganization or other law relating to the relief of debtors, including without limitation the United States Bankruptcy Code, as amended, or (vii) there shall occur any liquidation, dissolution or winding up of the Maker, (viii) the Maker makes any misrepresentation or breaches any warranties made to the Holder in connection with any loans extended by the Holder to the Maker, then, and in each such event, the Holder may, at its option, without notice or demand, declare the remaining unpaid principal balance of this Promissory Note and all accrued interest thereon immediately due and payable in full.

     Any amount hereunder which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until paid at the lesser of (a) the foregoing rate per annum plus four percentage points or (b) the maximum rate permitted by law, said interest to be compounded annually and computed on the basis of a 360-day year consisting of twelve 30 day months.

     All payments made hereunder shall be made in lawful currency of the United States of America to Wilmington Trust Company, Wilmington, Delaware, ABA Routing Number 031-100-092, Account of Cogentrix Delaware Holdings, Inc., Account Number 32561-4, Attn: Christopher Monigle, or at such other place as the Holder may designate in writing. All payments made hereunder, whether a scheduled payment, prepayment, or payments as a result of acceleration, shall be allocated first to accrued but unpaid interest, and then to payments of principal remaining outstanding hereunder.

     Maker agrees to pay all reasonable costs of collection, including attorneys' fees paid or incurred by the Holder in enforcing this Promissory Note on default or the rights and remedies herein provided.

     This Promissory Note is made pursuant to the provisions of the Exchange Agreement (the "Exchange Agreement") dated as of January 2, 12000, between the Maker and the Holder. This Promissory Note is subject to mandatory prepayment, in whole or in part, as provided in the Exchange Agreement. The Maker may prepay this Promissory Note in whole or in part without premium or penalty.

     The Maker, for itself and for any guarantors, sureties, endorsers and/or any other person or persons now or hereafter liable hereon, if any, hereby waives demand of payment, presentment for payment, protest, notice of nonpayment or dishonor and any and all other notices and demands whatsoever, and any and all delays or lack of diligence in the collection hereof, and expressly consents and agrees to any and all extensions or postponements of the time of payment hereof from time to time at or after maturity and any other indulgence and waives all notice thereof.

     This Promissory Note shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina.

     Holder acknowledges and agrees that all Maker's obligations arising under this Promissory Note (the "Subordinated Debt"), including without limitation the payment of any principal of (and premium, if any) and interest, are hereby expressly subordinated, to the extent and in the manner hereinafter provided, in right of payment to the prior indefeasible payment in full of all Senior Debt (as defined below), and that all liens in favor of Holder under the Subordinated Debt are hereby expressly subordinated, to the extent and in the manner hereinafter provided, in right of priority and enforcement to the liens of the holders of the Senior Debt. The following subordination is for the benefit of each present or future holder of Senior Debt (collectively "Senior Creditors"), and Holder and each future holder of any Subordinated Debt (collectively "Junior Creditors") agrees that, notwithstanding any provisions to the contrary contained in this Promissory Note:

1. Payments or Distributions. Until such time as all amounts owing under the Senior Debt are indefesibly paid in full, Maker shall not be required to make, and the Junior Creditors shall not be entitled to require or receive, any payments of principal or interest (including regularly scheduled payments, Annual Mandatory Prepayments (as defined in the Exchange Agreement), payments on account of Prepayment Events (as defined in the Exchange Agreement), or payments due on account of acceleration), including payments in cash, securities, or other property:

     (a) From the time Maker has received written notice from CoBank, ACB or other Senior Creditor of the occurrence of an Event of Default or a Potential Default under the Senior Debt until the time Maker receives written notice from CoBank or other Senior Creditor that such Event of Default or Potential Default has been cured or waived; or

     (b)  During any Fiscal Year of Maker in an amount greater than the sum of
          (A) (i) 70% of the amount by which Maker's EBITDA during such Fiscal Year exceeds $15,000,000.00, less (ii) the actual amount of principal and interest payments made by Maker to Junior Creditors in respect of the Subordinated Debt during such Fiscal Year plus (B) commencing on December 1, 2003, the amount of the installment amount required to be paid in such Fiscal Year pursuant to the first paragraph of this Note. The term "EBITDA" shall mean for any Fiscal Year, the sum of (y) net income after taxes, determined in accordance with generally accepted accounting principals in the United States ("GAAP") plus (z) an amount which, in the determination of net income for such period, has been deducted for (i) interest expense, (ii) total federal, state, local and foreign income, value added and similar taxes, and (iii) depreciation and amortization expense, all as determined in accordance with GAAP; or

     (c) Until such time Maker's final annual audited financial statements are available and the calculations required in subparagraph 1(b) above have been made.

2. Taking of Enforcement Action. Until such time as all amounts owing under the Senior Debt are indefesibly paid in full, and notwithstanding any right or remedy available to Junior Creditors under any of the agreements with respect to the Subordinated Debt ("Junior Creditor Agreements"), applicable law or otherwise, Junior Creditors shall not, directly or indirectly take any of the following actions:

     (a) accelerate this Note or any of the Subordinated Debt unless and until the Senior Debt shall have been accelerated;

     (b) seek to collect from Maker (including, without limitation, from or against any property which is part of Maker's assets securing the Subordinated Debt or the Senior Debt ("Collateral")) any of the subordinated Debt; or exercise any of its rights or remedies upon a default by Maker under the Junior Creditor Agreements or otherwise;

     (c)  seek to assert any claim or interest in any Collateral;

     (d) commence, prosecute or participate in any administrative, legal or equitable action or proceeding against Maker or its properties seeking any reorganization, arrangement, composition, readjustment, liquidation, bankruptcy or any other action involving the readjustment of all or any part of Maker's obligations, or other similar relief under the U.S. Bankruptcy Code or any present or future statute, law or regulation relative to either Maker or its properties or any proceedings for voluntary liquidation, dissolution or other winding up of Maker's businesses or the appointment of any trustee, receiver or liquidator for Maker or any part of its properties or any assignment for the benefit of creditors or any marshalling of assets of Maker; or

     (e) take any other action against Maker or the Collateral, or otherwise directly or indirectly interfere with any Collateral or Senior Creditor's rights and interest therein and thereto.

3. Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of Maker in a liquidation, dissolution, winding up or reorganization, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Maker or its property:

     (a) Holders of the Senior Debt shall be entitled to receive indefeasible payment in full in cash of the principal of, and interest (including, without limitation, interest accruing after the commencement of any such proceeding) and other amounts payable through the date of payment on, the Senior Debt before any Junior Creditors shall be entitled to receive any payment of indebtedness evidenced by the Subordinated Debt and any payment of principal of (and premium, if any) and interest on any Subordinated Debt (whether or not there has been at that time a default in the Senior Debt); and

     (b) Until the Senior Debt is indefeasibly paid in full in cash, any distribution to which any Junior Creditors would be entitled but for these subordination provisions, shall be made to the Senior Creditors (whether or not there has been at that time a default in the Senior
          Debt).

4. Payment Over of Payments or Distributions. In the event any payments of principal or interest is made to any Junior Creditors that because of these subordination provisions should not have been made to them, or in the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Maker or the proceeds thereof to the creditors of Maker or readjustment of the obligations and indebtedness of Maker, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors, marshalling of assets of Maker or any other action or proceeding involving the readjustment of all or any part of the Subordinated Debt or the application of the assets of Maker to the payment or liquidation thereof, or upon the dissolution or other winding up of Maker's business, or upon the sale of all or substantially all of Maker's assets, then, and in any such event, Junior Creditors agree that:

     (a) Senior Creditor shall first receive indefeasible payment in full in cash of all of the Senior Debt (including, without limitation, interest after the commencement of any such liquidation, dissolution or bankruptcy at the rate specified in the applicable Senior Debt, whether or not such interest is an allowable claim in any such proceeding), and

     (b) Senior Creditor shall be entitled to receive any payment or distribution of any kind or character, whether in cash, securities or other property, (including, without limitation, interest after the commencement of any such liquidation, dissolution or bankruptcy at the rate specified in the applicable Subordinated Debt, whether or not such interest is an allowable claim in any such proceeding) which would be payable or deliverable in respect of any or all of the Subordinated Debt.

     (c) In order to enable Senior Creditor to enforce its rights hereunder, Senior Creditor is hereby irrevocably authorized and empowered (in its own name or in the name of Junior Creditors or otherwise), but shall have no obligation to:

          (i) enforce claims comprising any of the Subordinated Debt by proof of debt, proof of claim, suit or otherwise;

          (ii) demand, sue for, collect and receive any assets of Maker distributed, divided or applied by way of payment, or any other property or interest issued, on account of any of the Subordinated Debt and apply the same, or the proceeds of any realization upon the same, to any of the Senior Debt;

         (iii) vote any claims comprising any of the Subordinated Debt to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and/or

          (iv) take generally any action which Junior Creditors might otherwise be entitled to take, as Senior Creditor may deem necessary or advisable for the enforcement of its rights or interests hereunder.

     (d) To the extent necessary for Senior Creditor to realize the benefits of the subordination of the Subordinated Debt provided for herein (including the right to receive any and all payments and distributions which might otherwise be payable or deliverable with respect to the Subordinated Debt in any proceeding described in this Section 4 or otherwise), Junior Creditors will execute and deliver to Senior Creditor such instruments or documents (together with such assignments or endorsements as Senior Creditor shall deem necessary), as may be reasonably requested by Senior Creditor.

     (e) Any such payments or distributions or security or instruments or the proceeds thereof shall be received and held by the Junior Creditors in trust, as trustee, for the benefit of the Senior Creditor, segregated from other funds and property of the Junior Creditors and the Junior Creditors shall forthwith deliver the same to the Senior Creditor (together with any endorsement or assignment of Junior Creditors where necessary), for application to any of the Senior Debt. In the event of the failure of the Junior Creditors to make any such endorsement or assignment to the Senior Creditor, the Senior Creditor, or any of its officers or employees, are hereby irrevocably authorized on behalf of Junior Creditors to make such endorsement.

5. No Contest of Senior Creditor Liens/Priority. Junior Creditors agree that they shall not contest the validity, perfection priority or enforceability of the liens granted to or held by the Senior Creditor upon the Collateral and that, as between the Senior Creditor and the Junior Creditors, the terms of these Subordination Provisions shall govern even if part or all of the Senior Debt or the liens securing payment and performance thereof are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

     Notwithstanding the time, order, or method of attachment or perfection of the pledges, liens or security interests granted thereby or the time or order of filing or recording of financing statements or other evidence of pledges, liens or security interests, and notwithstanding anything contained in any such filing or agreement to which the Senior Creditor and/or the Junior Creditors may now or hereafter be a party, the pledges of, security interests in, and other liens upon the Collateral granted to or held by the Senior Creditor have and shall have priority over the pledges of, security interests in, and other liens upon the Collateral granted to, or held by, the Junior Creditors, and the liens of the Senior Creditor therein shall have such priorities to the full extent of the Senior Debt secured thereby at any time and from time to time outstanding.

6.    Defined Terms:

     "Senior Debt" means (a) all principal, interest, loan fees, Certificate purchase obligations of Village Farms, L.P., Funding Losses, Additional Costs, indemnification obligations, attorneys' fee payment obligations, and all expenses, charges and other amounts payable by Maker pursuant to the Guaranty to CoBank ACB of the obligations of Village Farms, L.P. under the Consolidated, Amended and Restated Loan Agreement ("CoBank Loan Agreement") dated as of January 2, 2000, by and between CoBank, ACB and Village Farms, L.P., and any related notes, any related security agreements and any other related documents, all as now in effect or as amended from time to time; and (b) any and all renewals, extensions, refundings, amendments and modifications of any of the foregoing.

7. CoBank, ACB shall be deemed to be a third party beneficiary of the foregoing subordination provisions.

     IN WITNESS WHEREOF, the undersigned has duly caused this Promissory Note to be executed and delivered as of the date first written above.

                                           ECOSCIENCE CORPORATION


                                      By:
                                          -------------------------------------
                                      Name:
                                      Title:

                                                                Promissory Note
                                                                     Schedule I

                               LOANS AND PAYMENTS


                                                 Unpaid
                        Principal    Interest    Principal        Notations
Date                    Payments     Payment     Balance          Made by
---------------------- ------------ ----------- ---------------- ---------------